Exhibit 10.2

December 4, 2009

San Diego, California

MULTIPLE ADVANCE PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, jointly and severally, (each, a “Maker”) promises to pay in accordance with the terms hereof and the Accounts Receivable and Inventory Security Agreement to the order of First Community Financial, a division of Pacific Western Bank, a California state-chartered bank (“Lender”), at its office located in Phoenix, Arizona, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of **FOUR MILLION FIVE HUNDRED THOUSAND and No/100** Dollars ($4,500,000.00). The unpaid principal balance of this obligation at any time shall be the total amount advanced hereunder by the holder hereof, less the amount of payments made hereon by or for the undersigned.

Interest shall be charged on the unpaid principal balance from the date hereof (and computed on the basis of a 12-month, 360 day year) at a rate (the “Note Rate”) equal to the greater of 6.00% per annum; or the sum of 2.75% per annum plus the prime rate (whether or not it is the lowest rate actually charged by such bank) announced by JP Morgan Chase Bank, from time to time. In the event such prime rate is from time to time hereafter changed, the above rate of interest shall correspondingly be adjusted as of the effective date of the prime rate change.

Interest shall be payable in accordance with the terms hereof and the Accounts Receivable and Inventory Security Agreement, commencing with the first day of the month following the initial advance hereunder until all principal and interest hereunder have been fully paid, and shall be fully paid at the maturity. The first interest payment shall include all interest accrued to the date thereof. All obligations hereunder (including principal, interest, costs and fees) not discharged when due or payable in accordance with the terms hereof and the Accounts Receivable and Inventory Security Agreement shall bear interest, until paid in full, at a per annum rate equal to four percent (4%) per annum higher than the Note Rate.

At the option of the holder, the holder may demand payment of all obligations hereunder, all of which shall be deemed to have become immediately due and payable, without presentment for payment, diligence, grace, exhibition of this Note, protest, further demand or notice of any kind, all of which are hereby expressly waived, upon the occurrence, and during the continuance of any Event of Default (as defined in that certain Accounts Receivable and Inventory Security Agreement dated December 4, 2009, executed by the undersigned and Lender, or any Rider attached thereto, (as the same may be amended, modified or extended from time to time, (the “Security Agreements”).

No provision of this Note or any other aspect of the transaction of which this Note is a part is intended to or shall require or permit the holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action, or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in the State of California as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess but, if paid, then such excess shall be applied against the unpaid principal balance of this Note or, to the extent that the principal balance has been paid in full by reason of such application or otherwise, such excess shall be remitted to the undersigned. In the event any amount determined to be excessive interest is applied against the unpaid principal balance of this Note, and thereafter the rate of interest accruing under this Note is less than the rate permitted by law, this Note shall thereafter accrue interest at such highest lawful rate until such time as the amount accrued at the interest rate differential equals the amount of excessive interest previously applied against principal.

The undersigned hereby agrees: (a) to any and all extensions and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any obligation of any of the undersigned to the holder hereof; (b) that the acceptance by the holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said holder, nor a release of any obligation of any of the undersigned to the holder hereof; (c) to offsets of any sums or property owed to them or any of them by the holder hereof any time; (d) to pay holder in accordance with the terms hereof and the Security Agreements any and all costs, expenses and fees, including reasonable attorneys’ fees, incurred by Lender (i) in negotiating or documenting any extension or modification hereof, (ii) in any attempt to workout or to otherwise adjust the undersigned’s obligations hereunder following the occurrence, and during the continuance of an event of default hereunder or an Event of Default (as defined in the Security Agreements) under the Security Agreements, (iii) in enforcing payment hereof whether incurred before, after or irrespective of whether suit is commenced, and, in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury, (iv) in enforcing any security interest held as collateral for undersigned’s obligations including any proceeding seeking relief from the automatic stay in a Bankruptcy proceeding commenced by or against Maker; and (v) in defending any litigation arising out of this Note; (e) that this Note shall be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of California without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of California.

The undersigned represents and warrants that the indebtedness represented by this Note is for commercial or business purposes. The undersigned hereby waives to the fullest extent possible the application of any statute of limitations applicable to the obligations of the undersigned under this Note.

TO THE FULLEST EXTENT PERMITTED BY LAW, THE UNDERSIGNED HEREBY WAIVES THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR THE UNDERSIGNED AGAINST THE OTHER.

Phoenix Footwear Group, Inc., a Delaware corporation		Belt Company fka Chambers Belt Company, a Delaware corporation

By:		By:
	James R. Riedman		James R. Riedman
Title:	Chairman	Title:	Chairman

Penobscot Shoe Company,		H.S. Trask & Co.,
a Maine corporation		a Montana corporation

By:		By:
	James R. Riedman		James R. Riedman
Title:	Chairman	Title:	Chairman

Phoenix Delaware Acquisition, Inc., a Delaware corporation

By:
James R. Riedman
Title:	Chairman